UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2011

Adeona Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

01-12584 (Commission File Number)	13-3808303 (IRS Employer Identification No.)

3985 Research Park Drive, Suite 200
Ann Arbor, MI 48108

(Address of principal executive offices and zip code)

(734) 332-7800

 (Registrant’s telephone number including area code)

N/A

 (Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2011, the Board of Directors appointed Jeff Riley to serve as its independent,  non-executive Chairman of the Board of the Company. Mr. Riley has served on the Company’s Board of Directors since March of 2010, and will continue to serve on the Audit and Nominations Committees. Mr. Riley was not selected as the non-executive Chairman of the Board pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K. James S. Kuo, M.D., M.B.A., will continue to serve as Adeona’s Chief Executive Officer and President, and will remain on the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2011, the Company adopted amended and restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws became effective immediately on its adoption. The Amended and Restated Bylaws amended Section 4.04 of the Bylaws to provide that the Chairman of the Board may be, but also need not be, an officer of the Company or employed in an executive or any other capacity by the Company. The purpose of the amendment is to foster good corporate governance and allow for the creation of an independent, non-executive Chairman of the Board.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1 Amended and Restated Bylaws of Adeona Pharmaceuticals, Inc. adopted and effective October 31, 2011. Exhibit 99.1 Press Release dated November 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2011	Adeona Pharmaceuticals, Inc.
(Registrant)

	By:	/s/ James S. Kuo
Name: James S. Kuo
Title: Chief Executive Officer

 EXHIBIT INDEX

Exhibit No.	Exhibits.

3.1	Amended and Restated Bylaws of Adeona Pharmaceuticals, Inc. adopted and effective October 31, 2011
99.1	Press Release dated November 2, 2011